Exhibit 10.27

AMENDMENT 2004-1

TO THE

UNOCAL CORPORATION

2001 DIRECTORS’ DEFERRED COMPENSATION

AND STOCK AWARD PLAN

WHEREAS, Unocal Corporation (the “Company”) maintains the Unocal Corporation 2001 Directors’ Deferred Compensation and Stock Award Plan, as amended (the “Plan”);

WHEREAS, the Board of Directors has the authority to amend the Plan, and has determined that it is advisable and in the best interests of the stockholders of the Company to amend the Plan as set forth herein.

RESOLVED, that the Plan be, and hereby is, amended, effective on and subject to stockholder approval of the Unocal Corporation 2004 Directors’ Deferred Compensation and Restricted Stock Unit Award Plan (the “2004 Plan”) at the 2004 annual meeting of stockholders, as follows:

1.	A new Section 14 is hereby added to the Plan to read as follows:

“14. Transfer of Accounts into 2004 Directors’ Deferred Compensation and Restricted Stock Unit Award Plan.

Upon stockholder approval of the Unocal Corporation 2004 Directors’ Deferred Compensation and Restricted Stock Unit Award Plan (the “2004 Plan”) at the 2004 annual meeting of the Company’s stockholders, the Stock Units (and dividend equivalents credited with respect thereto) credited to the Stock Unit Account of each Participant under this Plan shall be transferred and credited to a Stock Unit Account established for such Participant under the 2004 Plan as of such date and shall thereafter be governed by the terms of the 2004 Plan; including, without limitation, the provisions in the 2004 Plan that any deferral election with respect to compensation earned and to be earned in calendar year 2004 filed under this Plan shall be effective for the deferral of such compensation under the 2004 Plan, and any distribution election and beneficiary designation made by any Participant under this Plan shall apply with respect to such Stock Units (and dividend equivalents credited with respect thereto) and with respect to such Participant’s participation under the 2004 Plan unless and until the Participant makes a different election in accordance with the terms of the 2004 Plan.”

2.	A new Section 15 is added to the Plan to read as follows:

“15. No Additional Grants.

Effective upon stockholder approval of the 2004 Plan, no additional awards of stock options or credits of stock units will be made under this Plan; provided, however,

that, pursuant to Section 3, the Plan and the Committee’s authority hereunder shall continue in effect until all matters relating to outstanding awards have been completed.”

In the event stockholder approval of the 2004 Plan is not obtained, this Amendment shall have no force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to confirm the adoption of this Amendment by the Board as of the 10th day of February, 2004.

By:
Its:

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